                                                                Exhibit 99(a)(3)

                            MUTUAL FUND SELECT TRUST


                     AMENDMENT NO. 2 TO DECLARATION OF TRUST
                                    Amendment
                             DATED FEBRUARY 5, 2003


     Pursuant to Section 9.3 of the Declaration of Trust, dated October 1, 1996 as amended and restated (the "Declaration of Trust"), of the Mutual Fund Select Trust (the "Trust"), the Trustees of the Trust hereby change the name of the Trust from Mutual Fund Select Trust to "J.P. Morgan Mutual Fund Select Trust" effective May 1, 2003.

     IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date first written above. This instrument may be executed by the Trustees on separate counterparts but shall be effective only when signed by a majority of the Trustees.


-------------------------------
William J. Armstrong


-------------------------------
Roland R. Eppley, Jr.


-------------------------------
Ann Maynard Gray


-------------------------------
Matthew Healey


-------------------------------
Robert J. Higgins


-------------------------------
Fergus Reid, III


-------------------------------
James J. Schonbachler


-------------------------------
Leonard M. Spalding, Jr.